Exhibit 107

Calculation of Filing Fee Tables

424B2

(Form Type)

Wells Fargo Commercial Mortgage Securities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Mortgage Backed Securities	BANK5 2023-5YR4, Commercial Mortgage Pass-Through Certificates, Series 2023-5YR4	457(s)	$658,549,000	100%	$658,549,000	0.00014760	$97,201.83
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$658,549,000		$97,201.83
	Total Fees Previously Paid							$88,936.83(3)
	Total Fee Offsets							$8,265.00(4)
	Net Fee Due							$0.00
1.	This is the final prospectus for the BANK5 2023-5YR4, Commercial Mortgage Pass-Through Certificates, Series 2023-5YR4 offering. This table relates to the payment of registration fees in connection with the registration statement on Form SF-3 of which this prospectus forms a part (No. 333-257991), which was filed with the Securities and Exchange Commission on July 16, 2021, as amended by a Form SF-3/A filed on September 9, 2021, as further amended by a Form SF-3/A on September 27, 2021, and became effective on October 15, 2021 (the “Registration Statement”).
2.	Estimated solely for the purpose of calculating the registration fee.
3.	Payment of the registration fee was made in connection with the filing of the preliminary prospectus (accession number: 0001539497-23-002016).
4.	A registration fee of $68,082.11 at the previous fee rate of $110.20 per million was previously paid in connection with the preliminary prospectus filed by the depositor pursuant to Rule 424(h) on July 28, 2023, which filing forms a part of the Registration Statement, corresponding to $617,805,000 of Mortgage Backed Securities of which $75,000,000 remain unsold following the completion of the offering related to such filing (such previous Rule 424(h) filing, the “Previous Rule 424(h) Filing”). The amount of the previously paid registration fee that corresponds to such unsold securities is $8,265.00, and this amount is being used as an offset against the registration fee currently due in connection with the total offering amount.

Table 2: Fee Offset Claims and Sources

	Registrant or filer name	Form or filing type	File number	Initial filing date	Filing date	Fee offset Claimed(5)	Security type associated with fee offset claimed	Security title associated with fee offset claimed	Unsold securities associated with fee offset claimed	Unsold aggregate offering amount associated with fee offset claimed	Fee paid with fee offset source
Rules 457(b) and 0–11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Wells Fargo Commercial Mortgage Securities, Inc.	424(h)	333-257991-07	July 28, 2023		$8,265.00	Mortgage Backed Securities	Mortgage Backed Securities	$75,000,000	$75,000,000
Fee Offset Sources	Wells Fargo Commercial Mortgage Securities, Inc.	424(h)	333-257991-07		July 28, 2023						$8,265.00

(1)	The Registrant has completed the offering related to the Previous Rule 424(h) Filing.